                                                                  EXHIBIT 4.1
                                                                  -----------
                               HAVAS ADVERTISING

                                      AND

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                                 As Depositary

                                      AND

                    HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

                              -------------------

                               Deposit Agreement

                           Dated as of August  , 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

PARTIES  ...............................................................   1

RECITALS ...............................................................   1


Section 1.     Certain Definitions

  (a)          ADR Register ............................................   1
  (b)          ADRs; Direct Registration ADRs ..........................   1
  (c)          ADS .....................................................   1
  (d)          Custodian ...............................................   1
  (e)          Deliver, execute, issue et al. ..........................   1
  (f)          Delivery Order ..........................................   1
  (g)          Deposited Securities ....................................   1
  (h)          Direct Registration System ..............................   2
  (i)          Ex-Dividend Shares ......................................   2
  (j)          Holder ..................................................   2
  (k)          Securities Act of 1933 ..................................   2
  (l)          Securities Exchange Act of 1934 .........................   2
  (m)          Shares ..................................................   2
  (n)          Transfer Office .........................................   2
  (o)          Withdrawal Order ........................................   2

Section 2.     ADR Certificates ........................................   2
Section 3.     Deposit of Shares .......................................   3
Section 4.     Issue of ADRs ...........................................   4
Section 5.     Conversion of Foreign Currency ..........................   5
Section 6.     Withdrawal of Deposited Securities ......................   5
Section 7.     Substitution of ADRs ....................................   6
Section 8.     Cancellation and Destruction of ADRs ....................   6
Section 9.     The Custodian ...........................................   6
Section 10.    Co-Registrars and Co-Transfer Agents ....................   7
Section 11.    Lists of Holders. .......................................   7
Section 12.    Depositary's Agents .....................................   7
Section 13.    Successor Depositary ....................................   7
Section 14.    Reports .................................................   8
Section 15.    Additional Shares .......................................   8
Section 16.    Indemnification .........................................   9
Section 17.    Notices .................................................   9
Section 18.    Miscellaneous ...........................................  10
Section 19.    Governing Law ...........................................  10

TESTIMONIUM ............................................................  11

SIGNATURES .............................................................  11

                                                                       Page
                                                                       ----

                                   EXHIBIT A
                                   ---------

FORM OF FACE OF ADR ................................................    A-1
-------------------

 Introductory Paragraph ............................................    A-1

  (1)   Issuance of ADRs ...........................................    A-2
  (2)   Withdrawal of Deposited Securities .........................    A-3
  (3)   Transfers of ADRs ..........................................    A-3
  (4)   Certain Limitations ........................................    A-4
  (5)   Taxes ......................................................    A-4
  (6)   Disclosure of Interests ....................................    A-5
  (7)   Charges of Depositary ......................................    A-6
  (8)   Available Information ......................................    A-7
  (9)   Execution ..................................................    A-8

 Signature of Depositary ...........................................    A-8

 Address of Depositary's Office ....................................    A-8

FORM OF REVERSE OF ADR .............................................    A-9
----------------------

 (10)   Distributions on Deposited Securities ......................    A-9
 (11)   Record Dates ...............................................   A-10
 (12)   Voting of Deposited Securities .............................   A-10
 (13)   Changes Affecting Deposited Securities .....................   A-13
 (14)   Exoneration ................................................   A-14

 (15)   Resignation and Removal of Depositary; the Custodian .......   A-15
 (16)   Amendment ..................................................   A-15
 (17)   Termination ................................................   A-15

     DEPOSIT AGREEMENT dated as of August , 2000 (the "Deposit Agreement") among HAVAS ADVERTISING and its successors (the "Company"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as depositary hereunder (the "Depositary"), and all holders from time to time of American Depositary Receipts issued hereunder ("ADRs") evidencing American Depositary Shares ("ADSs") representing deposited Shares (defined below). The parties hereto agree as follows:

     1.  Certain Definitions.
         -------------------

     (a) "ADR Register" is defined in paragraph (3) of the form of ADR.
          ------------

     (b) "ADRs" mean the American Depositary Receipts executed and delivered
          ----
hereunder. ADRs may be either in physical certificated form or Direct Registration ADRs. ADRs in physical certificated form shall be substantially in
the form of Exhibit A annexed hereto (the "form of ADR").   The term "Direct
                                           -----------                ------
Registration ADR" means an ADR, the ownership of which is recorded on the Direct
----------------
Registration System. References to "ADRs" shall include Direct Registration ADRs, unless the context otherwise requires. "Ex-Dividend ADRs" mean the
                                              ----------------
certificates evidencing ADSs representing Ex-Dividend Shares. Except where otherwise noted, the term ADRs shall also refer to Ex-Dividend ADRs. The form of ADR is hereby incorporated herein and made a part hereof; the provisions of the form of ADR shall be binding upon the parties hereto.

     (c) Subject to paragraph (13) of the form of ADR, each "ADS" evidenced by
                                                             ---
an ADR represents the right to receive one Share and a pro rata share in any other Deposited Securities.

     (d) "Custodian" means the agent or agents of the Depositary (singly or
          ---------
collectively, as the context requires) and any additional or substitute Custodian appointed pursuant to Section 9.

     (e) The terms "deliver", "execute", "issue", "register",
                     ------    -------    -----    --------

"surrender", "transfer" or "cancel", when used with respect to Direct
 ---------    --------      ------
Registration ADRs, shall refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

     (f) "Delivery Order" is defined in Section 3.
          --------------

     (g) "Deposited Securities" as of any time means all Shares at such time
          --------------------
deposited (whether by book entry transfer, electronic transfer, delivery of physical certificates or otherwise) under this Deposit Agreement and any and all other Shares, securities, property and cash at such time held by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash.

     (h) "Direct Registration System" means the direct
          --------------------------

registration system maintained by the Depositary, pursuant to which the Depositary may record the ownership of uncertificated ADRs, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.

     (i) "Ex-Dividend Shares" means any and all Shares of the
          ------------------

Company which may be issued by the Company during the period in any given year from the first day of January in such year through the dividend payment date for such year. Ex-Dividend Shares are not entitled to receive the dividends paid on such dividend payment date with respect to the prior year but shall be entitled to any and all dividends paid with respect to the year in which such Ex-Dividend Shares are issued.

     (j) "Holder" means the person or persons in whose name an ADR is registered
          ------
on the ADR Register.

     (k) "Securities Act of 1933" means the United States Securities Act of
          ----------------------
1933, as from time to time amended.

     (l) "Securities Exchange Act of 1934" means the United States Securities
          -------------------------------
Exchange Act of 1934, as from time to time amended.

     (m) "Shares" mean the ordinary shares, nominal value euro 0.40 each, of the
          ------
Company and shall include the rights to receive Shares specified in paragraph
(1) of the form of ADR; provided, however, that, if there shall occur any change
                        --------  -------
in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in paragraph (13) of the form of ADR, an exchange or conversion in respect of the Shares of the Company, the term "Shares" shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion. Shares shall be either (i) in bearer from (titres au porteur - i.e., registered in a share account maintained
                                 ----
by an accredited financial
intermediary on behalf of such holder, including the Custondian) or (ii) in registered form (titres nominatif - i.e., registered on the Company's share
                                    ----
register maintained by the Company or its appointed agent as correspondant - teneur de comptes on behalf of the Company).


     (n) "Transfer Office" is defined in paragraph (3) of the form of ADR.
          ---------------

     (o) "Withdrawal Order" is defined in Section 6.
          ----------------

     2.  ADR Certificates.  (a)  ADRs in certificated form shall be engraved,
         ----------------
printed or otherwise reproduced at the discretion of the Depositary in accordance with its customary practices in its American depositary receipt business, or at the request of the Company typewritten and photocopied on plain or safety paper, and shall be substantially in the form set forth in the form of ADR, with such changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or the Company to comply with their obligations hereunder, any applicable law, regulation or usage, or with rules and regulations of any securities exchange or market upon which ADRs or ADSs may be traded or to conform with any usage with respect thereto or to indicate any special limitations or restrictions to which any particular ADRs are subject. To the extent practicable, the Depositary and the Company shall endeavor to consult with each other prior to making any such changes. ADRs may be issued in denominations of any number of ADSs. ADRs in certificated form shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. ADRs in certificated form bearing the facsimile signature of anyone who was at any time a duly authorized officer of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the delivery or execution of such ADRs.

     (b) Notwithstanding anything in this Deposit Agreement or in the form of ADR to the contrary, at such time as Direct Registration ADRs are permitted within the system of The Depository Trust Company, ADSs shall be evidenced by Direct Registration ADRs, unless certificated ADRs are specifically requested by the Holder.

     (c) ADRs shall bear a CUSIP number that is different from the CUSIP number assigned to any depositary receipts not issued under the Deposit Agreement. In addition, Ex-Dividend ADRs shall bear a CUSIP number that is different from the CUSIP number that is assigned to the ADRs and may be endorsed with such legend as the Depositary and the Company may agree.

     (d) Ex-Dividend ADRs shall be treated for all other purposes as identical to ADRs and, on such date as the Ex-Dividend ADRs shall become entitled to the full amount of any cash dividend paid by the Company on Shares, shall be converted automatically into ADRs.

     (e) Holders shall be bound by the terms and conditions of this Deposit Agreement and of the form of ADR, regardless of whether their ADRs are Direct Registration ADRs or certificated ADRs.

     3.  Deposit of Shares.  In connection with the deposit of Shares hereunder,
         -----------------
the Depositary or the Custodian may require the following in form satisfactory to it: (a) a written order directing the Depositary to issue to, or upon the written order of, the person or persons designated in such order a Direct Registration ADR or ADRs evidencing the number of ADSs representing such deposited Shares (a "Delivery Order"); (b) proper endorsements or duly executed instruments of transfer in respect of such deposited Shares; (c) instruments assigning to the Custodian or its nominee any distribution on or in respect of such deposited Shares or indemnity therefor; and (d) proxies entitling the Custodian to vote such deposited Shares in the manner permitted by the laws of the Republic of France. Shares or evidence of rights to receive Shares may be deposited by any person (including by electronic transfer thereof) (i) in the case of Shares in registered form, by inscription of ownership of such Shares in the name of the Depositary in the Company's share register and in an account maintained by the Custodian as agent on behalf of the Depositary or (ii) in the case of Shares in bearer form, in an account maintained by the Custodian, as accredited financial institution, in the name of the Depositary pursuant to appropriate instructions for transfer in a form satisfactory to the Company or the Custodian, as the case may be. As soon as practicable after the Custodian receives Deposited Securities pursuant to any such deposit or pursuant to paragraph (10) or (13) of the form of ADR, the Custodian shall present such Deposited Securities for registration of transfer into the name of the Depositary or the Custodian or the nominee of any of them, to the extent such registration is practicable, at the cost and expense of the person making such deposit (or for whose benefit such deposit is made), and shall obtain evidence satisfactory to it of such registration. Deposited Securities shall be held by the Custodian for the account and to the order of the Depositary at such place or places and in such manner as the Depositary shall determine. Deposited Securities may be delivered by the Custodian to any person only under the circumstances expressly contemplated in this Deposit Agreement. As long as the Depositary holds any Shares pursuant to this Deposit Agreement, the Depositary shall ensure that at least one Share is owned in the name of the Depositary and one Share is owned in the name of the Custodian, each in registered form. All other Shares may be held either in registered or bearer form as permitted by the laws of the Republic of France from time to time.

     The Depositary shall instruct the Custodian to place all Shares and Ex-Dividend Shares accepted for deposit hereunder into an account segregated from each other and from any Shares that may be held by such Custodian under any other depositary receipt facility relating to the Shares or otherwise.

     4.  Issue of ADRs.  After any such deposit of Shares, the Custodian shall
         -------------
notify the Depositary of such deposit and of the information contained in any related Delivery Order by letter, first class airmail postage prepaid, or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission. After receiving such notice from the Custodian, the Depositary, subject to this Deposit Agreement, shall properly issue at the Transfer Office, to or upon the order of any person named in such notice, an ADR or ADRs registered as requested and evidencing the aggregate ADSs to which such person is entitled.

     5.  Conversion of Foreign Currency. Whenever the Depositary or the
         ------------------------------
Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, pursuant to applicable law, can then be converted on a reasonable basis into U.S. dollars which can, at the time of receipt thereof, be transferred to the United States, the Depositary shall convert or cause to be converted as promptly as practicable, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S. dollars (net of its charges and expenses in effecting such conversion as provided for in paragraph (7) of the form of ADR) to the United States. Such U.S. dollars shall be distributed as promptly as practicable to the Holders entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such rights, warrants or instruments, as applicable, in accordance with the terms thereof. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions, the date of delivery of any ADR or otherwise. If such conversion or distribution can be effected only with the approval or license of any government, governmental authority or agency thereof, the Depositary shall use its reasonable efforts to file such application for approval or license, if any; provided, however, that the Depositary shall be entitled to rely upon French local counsel in such matters, which counsel shall be instructed to act as promptly as possible. If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis in whole or in part into U.S. dollars transferable to the United States and/or to Holders of ADRs, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall (a) as to that portion of the foreign currency that is convertible into U.S. dollars, make such conversion and, if permitted by applicable law, transfer such U.S. dollars to the United States for distribution to Holders in accordance herewith and (b) as to the nonconvertible balance, either distribute such balance, if it determines such distribution is practicable, or, if such distribution is not practicable, as determined by the Depositary, hold or cause the Custodian to hold the balance of such nonconvertible foreign currency (uninvested and without liability for interest) for the respective accounts of the Holders entitled to receive the same.

     6.  Withdrawal of Deposited Securities.  In connection with any surrender
         ----------------------------------
of an ADR for withdrawal of the Deposited Securities represented by the ADSs evidenced thereby, the Depositary may require proper endorsement in blank of such ADR (or duly executed instruments of transfer thereof in blank) and the Holder's written order directing the Depositary to cause the Deposited Securities represented by the ADSs evidenced by such ADR to be withdrawn and delivered to, or upon the written order of, any person designated in such order (a "Withdrawal Order"). Directions from the Depositary to the Custodian to deliver Deposited Securities shall be given by letter, first class airmail postage prepaid, or, at the request, risk and expense of the Holder, by cable, telex or facsimile transmission. Delivery of Deposited Securities may be made by the delivery of certificates (which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer or, if such certificates may be registered, registered in the name of such Holder or as ordered by such Holder in any Withdrawal Order) or by the transfer of the Deposited Securities to an account in the name of the Holder or such name as shall be designated by the Holder and without unreasonable delay or by such other means as the Depositary may deem practicable.

     7.  Substitution of ADRs.  The Depositary shall execute and deliver a new
         --------------------
Direct Registration ADR in exchange and substitution for any mutilated certificated ADR upon cancellation thereof or in lieu of and in substitution for any destroyed, lost or stolen certificated ADR, unless the Depositary has notice that such ADR has been acquired by a bona fide purchaser, upon the Holder thereof filing with the Depositary a request for such execution and delivery and a sufficient indemnity bond and satisfying any other reasonable requirements imposed by the Depositary.

     8.  Cancellation and Destruction of ADRs.  All ADRs surrendered to the
         ------------------------------------
Depositary shall be cancelled by the Depositary. The Depositary is authorized to destroy ADRs in certificated form so cancelled in accordance with its customary practices. The Depositary agrees to maintain or cause its agents to maintain records of all ADRs surrendered and Deposited Securities withdrawn under Section 6 hereof and paragraph (2) of the form of ADR, substitute ADRs delivered under Section 7 hereof, and canceled or destroyed ADRs under this
Section 8, in keeping with the procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.

     9.  The Custodian.  Any Custodian in acting hereunder shall be subject to
         -------------
the directions of the Depositary and shall be responsible solely to it. The Depositary may from time to time in its reasonable discretion, after consultation with the Company if practicable, appoint one or more agents to act for it as Custodian hereunder. Each Custodian so appointed (other than Morgan Guaranty Trust Company of New York) shall give written notice to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms hereof. Any Custodian may resign from its duties hereunder by at least 30 days written notice to the Depositary. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall promptly upon receipt of such notice appoint a substitute Custodian or Custodians to act hereunder. The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged. The Depositary shall provide the Company with a copy of any such notice of discharge. Any Custodian ceasing to act here under as Custodian shall deliver, upon the instruction of the Depositary, all Deposited Securities held by it to a Custodian continuing to act. The Depositary shall give notice to the Company and all Holders of the appointment of any additional or substitute Custodian.

     10.  Co-Registrars and Co-Transfer Agents.  The Depositary may appoint and
          ------------------------------------
remove (i) co-registrars to register ADRs and transfers, combinations and split-ups of ADRs and to countersign ADRs in accordance with the terms of any such appointment and (ii) co-transfer agents for the purpose of effecting transfers, combinations and split-ups of ADRs at designated transfer offices in addition to the Transfer Office on behalf of the Depositary. Each co-registrar or co-transfer agent (other than Morgan Guaranty Trust Company of New York) shall give notice in writing to the Company and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

     11.  Lists of Holders.  The Depositary shall maintain or cause its agent to
          ----------------
maintain and the Company shall have the right to inspect transfer records of the Depositary and its agents and the ADR Register, take copies thereof and require the Depositary and its agents to supply copies of such portions of such records as the Company may request. The Depositary or its agent shall furnish to the Company promptly upon the written request of the Company, a list of the names, addresses and holdings of ADSs by all Holders as of a date within seven days of the Depositary's receipt of such request.

     12.  Depositary's Agents.  The Depositary may perform its obligations under
          -------------------
this Deposit Agreement through any agent appointed by it, provided that the Depositary shall notify the Company of such appointment and shall remain responsible for the performance of such obligations as if no agent were appointed.

     13.  Successor Depositary. The Depositary may at any time resign as
          --------------------
Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to be effective on the earlier of (i) 45 days after delivery of such notice to the Company, or (ii) the appointment by the Company of a successor depositary and its acceptance of such appointment as here in after provided. Subject to the provisions hereof, the Depositary may at any time be removed by the Company by written notice of such removal. If the Depositary acting here under shall resign or be removed, the Company shall use its best efforts to appoint a bank or trust company having an office in the Borough of Manhattan, The City of New York, as successor depositary hereunder. Every successor depositary shall execute and deliver to its predecessor and to the Company written acceptance of its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become Depositary hereunder; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder and assigning all interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Holders. Any bank or trust company into or with which the Depositary may be merged or consolidated, or to which the Depositary shall transfer substantially all its American depositary receipt business, shall be the successor of the Depositary without the execution or filing of any document or any further act. Upon the appointment of any successor depositary hereunder, any agent of the Depositary then acting hereunder shall forthwith become such agent hereunder of such successor depositary and such successor depositary shall, on the written request of any such agent, execute and deliver to such agent any instruments necessary to give such agent authority as such agent hereunder of such successor depositary.

     14.  Reports.  On or before the first date on which the Company makes any
          -------
communication available to holders of Deposited Securities or any securities regulatory authority or stock exchange, by publication or otherwise, the Company shall transmit to the Depositary a copy thereof in English or with an English translation or summary. The Company has delivered to the Depositary, the Custodian and any Transfer Office, a copy of all provisions of or governing the Shares and any other Deposited Securities issued by the Company or any affiliate of the Company and, promptly upon any change thereto, the Company shall deliver to the Depositary, the Custodian and any Transfer Office, a copy (in English or with an English translation) of such provisions as so changed. The Depositary and its agents may rely upon the Company's delivery thereof for all purposes of this Deposit Agreement.

     15.  Additional Shares.  Neither the Company nor any company controlling,
          -----------------
controlled by or under common control with the Company shall issue additional Shares, rights to subscribe for Shares, securities convertible into or exchangeable for Shares or rights to subscribe for any such securities or shall deposit any Shares under this Deposit Agreement, except under circumstances complying in all respects with the Securities Act of 1933. The Depositary shall use reasonable efforts to comply with written instructions of the Company not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with securities laws in the United States.

     The Company agrees to provide each of the Depositary and the Custodian with information necessary to enable each of them to identify whether a security presented for deposit hereunder is an Ex-Dividend Share.

     16.  Indemnification.  The Company shall indemnify, defend and save
          ---------------
harmless each of the Depositary and its agents, except as provided below, against any loss, liability or expense (including reasonable fees and expenses of counsel) that may arise out of (a) its acceptance and performance of its powers and duties in respect of this Deposit Agreement, except to the extent such loss, liability or expense is due to its negligence or bad faith, or (b) any offer or sale of ADRs, ADSs, Shares or other Deposited Securities or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense arises out of information (or omissions from such information) relating to it furnished in writing to the Company by it expressly for use in any such registration statement.

     The Depositary shall indemnify, defend and save harmless the Company against any loss, liability or expense (including reasonable fees and expenses of counsel) incurred by the Company in respect of this Deposit Agreement (as the same may be amended, modified or supplemented from time to time) to the extent such loss, liability or expense is due to the negligence or bad faith of the Depositary or its agents acting hereunder.

     Any person seeking indemnification hereunder (an "Indemnified Person") shall notify the person from whom it is seeking indemnification (the "Indemnifying Person") of the commencement of any indemnifiable action or claim promptly after such Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No Indemnified Person shall compromise or settle any such action or claim without the consent in writing, which shall not be unreasonably withheld or delayed, of the Indemnifying Person. The obligations set forth in this Section 16 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

     17.  Notices.  Notice to any Holder shall be deemed given when first
          -------
mailed, first class postage prepaid, to the address of such Holder on the ADR Register or received by such Holder. Notice to the Depositary or the Company shall be deemed given when first received by it at the address or facsimile transmission number set forth in (a) or (b), respectively, or at such other address or facsimile transmission number as either may specify to the other by written notice:

               (a)  Morgan Guaranty Trust Company
                         of New York
                    60 Wall Street
                    (36th Floor)
                    New York, New York 10260
                    Attention:  ADR Administration
                    Fax: (212) 648-5576

               (b)   Havas Advertising
                    84, rue de Villiers 92683 Levallois-Perret cedex, France
                    Attention: Jacques Herail
                    Fax: 33-1-41-34-30-06

     With a courtesy copy (not constituting notice hereunder) to:

                    Alain Camon
                    Fax: 33-1-41-34-30-81.

     18.  Miscellaneous.  This Deposit Agreement is for the exclusive benefit of
          -------------
the parties hereto and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person. The Holders and owners of ADRs from time to time shall be parties to this Deposit Agreement and shall be bound by all of the provisions hereof. If any such provision is invalid, illegal or unenforceable in any respect, the remaining provisions shall in no way be affected thereby. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

     19.  Governing Law.  This Deposit Agreement and the ADRs shall be governed
          -------------
by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of New York, except with respect to the authorization and execution of this Deposit Agreement by the Company which shall be governed by the laws and regulations of the Republic of France.

          IN WITNESS WHEREOF, HAVAS ADVERTISING and MORGAN GUARANTY TRUST COMPANY OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of ADRs shall become parties hereto upon acceptance by them of ADRs issued in accordance with the terms hereof.

                              HAVAS ADVERTISING



                              By: _________________________
                              Name:
                              Title:

                              MORGAN GUARANTY TRUST COMPANY
                                    OF NEW YORK


                              By: _________________________
                              Name:
                              Title:  Vice President

                                   EXHIBIT A
                         ANNEXED TO AND INCORPORATED IN
                               DEPOSIT AGREEMENT
                           -------------------------

                             [FORM OF FACE OF ADR]

-------                                                     No. of ADSs:
Number
                                                            -------------------
                                                            Each ADS represents
                                                            One Share

                                                            CUSIP:

                          AMERICAN DEPOSITARY RECEIPT

                                   evidencing

                           AMERICAN DEPOSITARY SHARES

                                  representing

                             SHARES OF COMMON STOCK

                                       of

                               HAVAS ADVERTISING

                     (A Societe Anonyme organized under the
                                laws of France)


     MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York corporation, as depositary hereunder (the "Depositary"), hereby certifies that ___________ is the registered owner (a "Holder") of _____ American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing one ordinary share (including the rights to receive Shares described in paragraph (1) and any successor securities resulting from a change in the nominal value, split-up or consolidation or any other reclassification, exchange or conversion of such ordinary shares, "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Havas Advertising,a societe anonyme organized under the laws of the Republic of France (the "Company"), deposited under the Deposit Agreement dated as of August , 2000 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all

Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Deposit Agreement.

     (1)  Issuance of ADRs.  This ADR is one of the ADRs issued under the
          ----------------
Deposit Agreement. Subject to the Deposit Agreement and paragraphs (4) and (7), the Depositary may so issue ADRs for delivery at the Transfer Office (defined in paragraph (3)) only against deposit with the Custodian of: (a) Shares in form satisfactory to the Custodian; (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions; or, (c) unless requested in writing by the Company to cease doing so at least two business days in advance of the proposed deposit, other rights to receive Shares (until such Shares are actually deposited pursuant to (a) or (b) above, "Pre-released ADRs") only if (i) Pre-released ADRs are fully collateralized (marked to market daily) with cash or U.S. government securities held by the Depositary for the benefit of Holders (but such collateral shall not constitute "Deposited Securities"), (ii) each recipient of Pre-released ADRs agrees in writing with the Depositary that such recipient (A) owns such Shares, (B) assigns all beneficial right, title and interest therein to the Depositary in its capacity as such, (C) holds such Shares for the account of the Depositary, (D) will deliver such Shares to the Custodian as soon as practicable and promptly upon demand therefor and (E) will not take any action with respect to the Pre-released ADRs and Shares that is inconsistent with the transfer of the Depositary's beneficial ownership thereof and (iii) all Pre-released ADRs evidence not more than 30% of all ADSs (excluding those evidenced by Pre-released ADRs), provided, however, that the Depositary reserves the right
                       --------  -------
to change or disregard such limit from time to time as it deems appropriate.
The Depositary may retain for its own account any earnings on collateral for Pre-released ADRs and its charges for issuance thereof. At the request, risk and expense of the person depositing Shares, the Depositary may accept deposits for forwarding to the Custodian and may deliver ADRs at a place other than its office. Every person depositing Shares under the Deposit Agreement represents and warrants that such Shares are validly issued and outstanding, fully paid and nonassessable, the pre-emptive rights with respect to such Shares were validly waived or exercised at the time of their initial issuance and sale by the Company, that the person making such deposit is duly authorized so to do and that such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 unless at the time of deposit they may be freely transferred in accordance with Rule 144(k) or may otherwise be offered and sold freely in the United States pursuant to Rule 144 or otherwise or (B) have been registered under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of ADRs. The Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the Securities Act of 1933 and not so registered; the Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate the Company's compliance with such Act.

     (2)  Withdrawal of Deposited Securities.  Subject to paragraphs (4) and
          ----------------------------------
(5), upon surrender of (i) a certificated ADR in form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to the transfer to an account in the name designated in the Withdrawal Order maintained by the Company in the case of Shares in registered form, or transfer to an account of an accredited financial institution on behalf of such Holder in the case of Shares in bearer form, of such whole number of Shares or Ex-Dividend Shares, as the case may be, at the time represented by the ADSs evidenced by this ADR and the Depositary shall cause such transfer to be effected without unreasonable delay. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

     (3)  Transfers of ADRs.  The Depositary or its agent will keep, at a
          -----------------
designated transfer office in the Borough of Manhattan, The City of New York (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or any matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary and the Company,
                       --------
notwithstanding any notice to the contrary, may treat the person or persons in whose name or names this ADR is registered on the ADR Register (the "Holder") as the absolute owner hereof for all purposes. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the same number of ADSs evidenced by this ADR, by the Holder hereof or by such Holder's duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from
     --------
time to time when deemed expedient by it (after making reasonable efforts to consult with the Company if practicable in the case of any closure outside of the ordinary course of business) or requested by the Company. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

     (4)  Certain Limitations.  Prior to the issue, registration, registration
          -------------------
of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph
(2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7); (b) the production of proof satisfactory to it of (i) the identity and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, and compliance with applicable law, regulations, provisions of or governing Deposited Securities and the terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary or the Company.

     (5)  Taxes.  If any tax or other governmental charge shall become payable
          -----
by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary. The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and owing to such authority or agency by the Depositary or the Custodian. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. The Depositary will forward to the Company or its agent such information as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies. The Depositary will use reasonable efforts to make available assistance to eligible U.S. resident Holders in following the procedures established by the French Treasury for such Holders to recover the excess French withholding tax initially withheld and deducted in respect of dividends distributed to them by the Company as well as to recover any avoir fiscal or tax credit payment or to obtain the refund of the prepayment (precompte) to be made in accordance with procedures established by the French Treasury. In addition, the Depositary will use reasonable efforts to follow any procedures that may be established by the French Treasury for eligible U.S. resident Holders to be subject to a reduced withholding tax rate, if available, at the time dividends are paid. In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Holders upon request with such forms as may be prescribed by the French Treasury and to take such other reasonable steps upon request and payment of any applicable fees and expenses of the Depositary as may be required to file such forms with the appropriate French tax authorities.

     (6) Disclosure of Interests.  To the extent that the provisions of or
         -----------------------
governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositary's compliance with any Company instructions in respect thereof, and the Depositary will use reasonable efforts to comply with such Company instructions.

          French law provides that any individual or entity (including a holder of ADSs), acting alone or in concert with others, that acquires, directly or indirectly, more than one-twentieth, one-tenth, one-third, one-half or two-thirds of the share capital or the voting rights of the Company, or whose holdings fall below any such level, must notify the Company (within 15 calendar days of exceeding or falling below such level) and the Conseil des Marches Financiers, the self-regulatory organization that has general regulatory authority over the French stock exchanges (within five trading days of exceeding or falling below such level), of the number of equity securities it holds and the voting rights attached thereto. In the case of a violation of the notification requirements provided for under French law, the undeclared share capital interest in excess of the required notification level will be deprived of voting rights until the end of a two-year period following the date on which the owner thereof has complied with such notification requirements. In addition, any shareholder who fails to comply with the above requirements may have all or part of its voting rights suspended for up to five years by the commercial court at the request of the Company's chairman, any shareholder or the Commission des Operations de Bourse, the administrative agency responsible for overseeing the French securities markets.

          In addition, the Company's statuts provide that every shareholder (including a holder of ADSs) who, directly or indirectly, acting alone or in concert with others, acquires ownership or control of equity securities representing 2%, or any multiple of 2%, of the Company's share capital or voting rights, or whose holdings fall below any such limit, shall be required to notify the Company of such fact by registered mail, return receipt requested, within 15 calendar days of such acquisition or disposition. Failure to comply with such notification provisions will result in the suspension of the voting rights attached to the equity securities exceeding such 2% threshold held by such shareholder until the end of a two-year period following the date on which such shareholder has complied with such notification requirements if requested by one or more shareholders holding equity securities representing at least 5% of the Company's share capital or voting rights.

     (7)  Charges of Depositary.  The Depositary may charge each person to whom
          ---------------------
ADRs are issued against deposits of Shares, including deposits in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), and each person surrendering ADRs for withdrawal of Deposited Securities (including, without limitation, on the termination of the Deposit Agreement), U.S. $5.00 for each 100 ADSs (or portion thereof) evidenced by the ADRs delivered or surrendered. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering, Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), (iii) transfer or registration fees for the registration of transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement) and (iv) expenses of the Depositary in connection with the conversion of foreign currency into U.S. dollars (including, without limitation, expenses incurred on behalf of Holders in connection with compliance with any foreign exchange control restrictions) (which are paid out of such foreign currency). These charges may be changed in the manner indicated in paragraph (16).

     (8)  Available Information.  The Deposit Agreement, the provisions of or
          ---------------------
governing Deposited Securities and any written communications from the Company which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will promptly mail copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at public reference facilities maintained by the Commission located at the date hereof at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

     (9)  Execution.  This ADR shall not be valid for any purpose unless
          ---------
executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

Dated:

                                      MORGAN GUARANTY TRUST COMPANY
                                         OF NEW YORK, as Depositary

                                      By
                                         ---------------------------
                                          Authorized Officer

     On the date of the Deposit Agreement, the Transfer Office is located at 60 Wall Street, New York, New York 10260.

                            [FORM OF REVERSE OF ADR]

     (10)  Distributions on Deposited Securities.  Subject to paragraphs (4) and
           -------------------------------------
(5), to the extent practicable, the Depositary will distribute as promptly as practicable by mail, to the extent distribution by mail is practicable, to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting
                   ----
from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other reasonably practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time, and (4) making any sale by public or private means in any commercially reasonable manner. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any
             ------
Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion
                  ------
of the Depositary, after consultation with the Company if practicable, representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary a legal opinion reasonably satisfactory to the Depositary of U.S. counsel to the Company or other evidence reasonably satisfactory to the Depositary that the Depositary may lawfully distribute such Rights (the Company being under no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or
(iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property
                                -------------------
available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. Such U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents (any fractional cents being withheld without liability for interest and added to future Cash distributions).

     To the extent that the Depositary determines in its discretion that any distribution pursuant to this paragraph (10) is not practicable with respect to any Holder, the Depositary may make such distribution as it so deems practicable, including the distribution of foreign currency, securities or property (or appropriate documents evidencing the right to receive foreign currency, securities or property) or the retention thereof as Deposited Securities with respect to such Holder's ADRs (without liability for interest thereon or the investment thereof).

     (11)  Record Dates.  The Depositary may, after consultation with the
           ------------
Company if practicable, fix a record date (which shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters, and only such Holders shall be so entitled.

     (12)  Voting of Deposited Securities. Upon receipt of notice of any meeting
           ------------------------------
of holders of Shares or other Deposited Securities sent by the Company at least thirty (30) days prior to the date of the meeting, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Holders (a) a summary in English or an English version of the notice of such meeting sent by the Company to the Depositary, (b) a statement in a form provided by the Company that the Holders and holders of ADRs as of the close of business on a record date established by the Depositary pursuant to paragraph (11) who hold the right to instruct the Depositary with respect to the voting rights pertaining to the Shares or Deposited Securities represented by their ADSs ("Voters") will be entitled, subject to any applicable provisions of French law, the Company's statuts and the Deposited Securities (which provisions, if any, shall be summarized in pertinent part in such statement), to exercise such voting rights (subject to the restrictions detailed below), if any, provided that any such Voter takes such steps as may be required to become the Holder as shown on the books of the Depositary on or before the response date established by the Depositary for such purposes and specified in the notice to Holders (the "Receipt Date"), (c) summaries in English of any materials or other documents provided by the Company for the purpose of enabling such Voters who are Holders to exercise such voting rights, by means of voting by mail (formulaire de vote par correspondance) or by proxy (procuration en blanc), (d) a voting instruction card (including a formulaire de vote par correspondance and procuration en blanc (a signed voting instruction card which does not set forth specific voting instructions shall constitute a procuration en blanc and shall be counted as a vote in favor of resolutions approved by the Board of Directors and all other information, authorizations and certifications required under French law to allow Voters to vote Shares in registered form and shares in bearer form)) to be prepared by the Company in consultation with the Depositary (a "Voting Instruction Card") and
(e) a notice to be forwarded to all Voters who are holders and not Holders as of the date the Depositary mailed the materials described above that before the Depositary provides such Voters with a Voting Instruction Card, such Voters must contact the Depositary by telephone, mail or facsimile transmission in order to confirm that they have become Holders hereunder. Upon the Depositary's receipt of the contact referred to in (e) above, the Depositary will promptly mail or send via facsimile transmission to such Voters a Voting Instruction Card. Upon the Depositary's receipt of a Voting Instruction Card from any Voter who is a Holder, duly completed and executed, on or before the Receipt Date and subject to the other restrictions set forth in this paragraph (12), the Depositary shall forward such materials or documents as soon as practicable to the Custodian.

          In accordance with French company law and the Company's statuts, a precondition for exercising any voting right is that, in the case of a holder of Shares in registered form, such holder be registered in the share register of the Company at least five (5) calendar days prior to the date of the shareholders' meeting or, in the case of a holder of Shares in bearer form, such holder shall request its accredited financial intermediary to issue a certificat d'immobilisation de titres au porteur evidencing the immobilization of its Shares until the time fixed from the meeting, at least five (5) calendar days prior to the date of the meeting.

          Pursuant to the requirements of French law, any Voter who is a Holder or a holder of an ADR representing Shares in registered form that desires to exercise its voting rights at a shareholders' meeting is required to instruct the Depositary to block the transfer of its ADR or ADRs until the completion of such meeting and to instruct the Depositary to request that the Custodian (a) register the names and addresses of such Voter in the share register of the Company at least five (5) calendar days prior to the date of the shareholders' meeting, and (b) deposit the formulaire de vote par correspondance or the procuration en blanc with the Company at least three (3) calendar days prior to the date of the shareholders' meeting.

     The Voting Instruction Card shall provide, among other things, for certifications by the Voter as follows: (i) setting forth such Voter's full name, address and number of ADSs owned and any other information required in accordance with French law or the Company's statuts, (ii) if such Voter was the owner of a beneficial interest in an ADR but not the Holder of such ADR as of the date the Depositary mailed the materials described above, confirming that it has instructed the Depositary to reregister such Voter's name in its books as the Holder of such ADRs, (iii) instructing the Depositary not to permit any transfers of any ADSs evidenced by such ADRs for a period beginning on the date of the receipt of such Voting Instruction Card by the Depositary (which shall be at least five (5) calendar days prior to the date the meeting of holders of Shares set forth in the notice described in (a) in the first paragraph of this paragraph (12) above) and ending at the end of the day of the date of such meeting (the "Blocking Period"), and (iv) authorizing the Depositary to request the Custodian (1) to cause the name and address and any other information required in accordance with French law or the Company's statuts of such Voter to be registered in the share register of the Company during the Blocking Period in respect of the number of Shares represented by such Voter's ADSs, if such Shares are held in registered form, or authorizing the Depositary to request the Custodian to issue a certificat d'immobilisation de titres au porteur during the Blocking Period in respect of the number of Shares represented by such Voter's ADSs, if such Shares are held in bearer form, and (2) to deposit the formulaire de vote par correspondance, or the procuration en blanc with the Company, at least three (3) calendar days prior to the date of the shareholders' meeting.

          Pursuant to French requirements, any Voter who is a Holder or holder of an ADR representing Shares in bearer form that desires to exercise its voting rights at a shareholders' meeting is required to (a) instruct the Depositary to block the transfer of its ADR or ADRs until the completion of such meeting and
(b) instruct the Depositary to (i) furnish the Custodian with the name and address of such Voter, the amount of ADSs represented by ADRs held by such Voter and any other information required in accordance with French law or the Company's statuts, (ii) notify the Custodian that the transfer of such ADRs has been blocked, (iii) request that the Custodian issue a certificat d'immobilisation de titres au porteur with respect to such Shares and (iv) request that the Custodian deposit such certificat together with the formulaire de vote par correspondance or the procuration en blanc with the Company at least three (3) calendar days prior to the date of the meeting and give notice to the Company of such Voter's intention to vote.

           According to French company law, voting rights may not be exercised in respect of fractional shares.

          Upon receipt by the Depositary of a properly completed Voting Instruction Card, on or before the Receipt Date, and provided that the Voter instructing the Depositary with respect to voting the Shares has become, on or before the Receipt Date and has remained until the Receipt Date, the Holder of such ADRs on the books of the Depositary, the Depositary shall endeavor, insofar as practicable and permitted under any applicable provisions of French law, the Company's statuts and the Deposited Securities, to cause to be voted (including instructing the custodian to perform all applicable duties set forth in the Voting Instruction Card and in this paragraph (12) and restricting transfer of ADSs as set forth in the Voting Instruction Card and in this paragraph (12)), the Shares or other Deposited Securities in accordance with any instructions set forth in such request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities other than in accordance with such instructions. The Depositary shall not comply with any instructions set forth on any Voting Instruction Card except with respect to, and only to the extent of, the number of ADSs registered in the name of the Voter giving such instructions on the books of the Depositary on the Receipt Date.

          Under French company law, shareholders at ordinary and extraordinary shareholders' meetings may under certain circumstances modify the resolutions presented by the Board of Directors to the shareholders for their approval. In such case, Voters who have given prior instructions to vote on such resolutions shall be deemed to have voted against the revised resolutions; provided, however, that in the event such revised resolutions have been
--------  -------
approved by the Board of Directors of the Company during a suspension of the shareholders' meeting, Voters who have sent a proxy (procuration en blanc) shall be deemed to have voted in favor of such revised resolutions approved by the Board of Directors.

          The Depositary will not charge any fees in connection with the foregoing transactions to enable any Voter to exercise its voting rights under this paragraph (12).

          Subject to paragraph (14), the Depositary and the Company and their respective directors, employees, agents and controlling persons (as defined in the Securities Act of 1933) assume no obligation nor shall they be subject to any liability under the Deposit Agreement or this ADR to any Holder or any other person with respect to (i) whether a Holder or such other person is a Voter or
(ii) whether the name, address and number of Shares represented by ADSs of any Holder or such other person is properly entered into the Company's Share registry in a timely manner or as to the manner of such entry, if any.

     (13)  Changes Affecting Deposited Securities.  Subject to paragraphs (4)
           --------------------------------------
and (5), the Depositary may, in its discretion, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in nominal value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted.

     (14)  Exoneration.  The Depositary, the Company, and their respective
           -----------
directors, employees, agents and controlling persons (as defined in the Securities Act of 1933) and each of them shall: (a) incur no liability to any Holder or any other person (i) if law, regulation, any provision (present or future) of the statuts of the Company, the provisions of or governing any Deposited Securities, act of God, war or other circumstance beyond its control shall prevent, delay or subject to any civil or criminal penalty any act which the Deposit Agreement or this ADR provides shall be done or performed by it, or (ii) by reason of any exercise, delay or failure to exercise any discretion given it in the Deposit Agreement or this ADR; (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or bad faith; (c) in the case of the Depositary or any of its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company or any of its agents be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as the Company may require; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary, the Company and their respective agents acting under the Deposit Agreement may rely and shall be protected in acting upon any written notice, request, direction or other document believed by them to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast, provided such act or omission was without bad faith, nor shall any of them be responsible for the effect of any such vote. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances, all as set forth in the Deposit Agreement. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

     (15)  Resignation and Removal of Depositary; the Custodian. The Depositary
           ----------------------------------------------------
may resign as Depositary by written notice of its election to do so delivered to the Company, or be removed as Depositary by the Company by written notice of such removal delivered to the Depositary, in each case in accordance with

Section 13 of the Deposit Agreement. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all
                                    ---------
Custodians as the context requires.

     (16)  Amendment.  Subject to the last sentence of paragraph (2), the ADRs
           ---------
and the Deposit Agreement may be amended by the Company and the Depositary without the consent of the Holders, provided that any amendment that imposes or
                                    --------
increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (a) are reasonably necessary (as agreed by the Company and the Depositary) in order for (i) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (ii) the ADSs or Shares to be traded solely in electronic book-entry form and (b) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed rules. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance.

     (17)  Termination. The Depositary shall at the written direction of the
           -----------
Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination. The Depositary may terminate the Deposit Agreement after giving the notice set forth in the preceding sentence of this paragraph
(17) at any time after 45 days have elapsed after the Depositary shall have delivered to the Company its written resignation in accordance with Section 13 of the Deposit

Agreement; provided that no successor depositary shall have been appointed and
           --------
accepted its appointment as provided in Section 13 of the Deposit Agreement and paragraph (15) of this ADR before the end of such 45 days. After the date so fixed for termination, the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn. As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore
              --- ----
surrendered. After making such sale, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the date so fixed for termination, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents thereunder.